Fixed Income Investor Presentation November 16, 2020 Exhibit 99.1

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise. This presentation is not an offer to sell securities and Trustmark is not soliciting an offer to buy securities in any jurisdiction where such offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of Trustmark or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offence. Except as otherwise indicated, this presentation speaks as of the date hereof. This presentation includes non-GAAP financial measures to describe our performance. The calculations of these measures are provided in the Appendix to this presentation. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Forward–Looking Statements

Barry Harvey EVP, Chief Credit Officer 21 Years at Trustmark 37 Years of industry experience Tom Owens EVP, Treasurer 7 Years at Trustmark, 33 Years of industry experience Today’s Presenters Gerard "Jerry" Host Chairman, President & CEO 36 Years at Trustmark, 48 Years of industry experience Louis Greer EVP, Principal Financial Officer 33 Years at Trustmark, 41 Years of industry experience Duane Dewey Director, COO 17 Years at Trustmark 35 Years of industry experience Granville Tate EVP, Secretary, Chief Risk Officer & General Counsel 5 Years at Trustmark, 34 Years of industry experience

Source: Company reports Trustmark Corporation Diversified financial services company headquartered in Jackson, MS, offering banking, wealth management, and risk management solutions in 187 locations throughout the Southeast U.S. Our vision is to be a premier financial services provider in our marketplace. Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals. Who We Are Investment Highlights Our Footprint Branches Attractive diversified business across products and sectors Consistent, through-the-cycle, risk-adjusted returns Proven track record of strong credit risk management Low-cost core deposit base supported by attractive markets Leading capital and liquidity position with a long uninterrupted history of consistent capital return

Leading Market Share Across Attractive Markets

- Leading bank in Mississippi
- Top 4 market share in 50% of MSAs
- Top 3 market share in 55% of counties, top 4 in 66%
- Focused on markets and communities where relationships are valued and with attractive growth prospects
- Strategic branch footprint serves a diversified commercial and retail customer base and strengthens brand recognition

Strategic Southeast Branch Footprint



Kansas
Missouri
Kentucky
Oklahoma
Tennessee
Arkansas
Georgia
Mississippi
Alabama
Texas
Louisiana
Florida
187 Branches

#1 Bank in Mississippi

Bank	Deposits ($MM)	Dep. Rank	Mkt Share (%)	Branches
Trustmark	9,187	1	14.2	114
Regions Financial	8,141	2	12.6	118
Bancorp South	6,887	3	10.6	94
Renasant Corp.	4,670	4	7.2	70
Hancock Whitney	4,226	5	6.5	39

Trustmark MSAs of Operation - Top 10 By Deposits

MSA	Deposits ($MM)	Dep. Rank	Mkt Share (%)	Branches
Jackson, MS	5,608	1	33.2	45
Memphis, TN	834	9	2.1	21
Houston, TX	587	40	0.2	12
Hattiesburg, MS	568	2	15.0	9
Panama City, FL	567	2	13.4	8
Crestview, FL	485	6	7.6	7
Mobile, AL	411	7	4.7	6
Montgomery, AL	310	10	3.3	7
Vicksburg, MS	302	1	24.8	5
Tupelo, MS	261	5	6.0	6

Source: SNL Financial (data as of 06/30/2020)

Trustmark
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Q3-20 Financial Highlights

Performance reflects value of diversified financial services businesses

Earnings Drivers

- Diversified business model provided stability in challenging economic environment; noninterest income increased 6.0% LQ
- Results reflect lower provision and expense for credit losses due to improved macroeconomic factors
- PPP loans totaled $970.0 million at September 30, 2020, before deferred fees and costs of $25.7 million

Profitable Revenue Generation

- LHFI (excl. PPP loans) increased $187.9 million, or 1.9%, from the prior quarter and $624.1 million, or 6.8%, Y-o-Y
- Pre-tax, pre-provision (PTPP) income[1] totaled $62.9 million, up 1.4% LQ and 26.0% Y-o-Y

Expense Management

- Adjusted noninterest expense[1] totaled $114.6 million in the third quarter of 2020, an increase of 3.2% from the prior quarter, reflecting increases in salaries, commissions, and performance-based incentives

Credit Quality

- Allowance for credit losses represented 1.24% of loans held for investment and 593.72% of nonperforming loans, excluding individually evaluated loans

Capital Management

- Maintained strong capital levels with CET1 ratio of 11.36% and total risk-based capital ratio of 12.88%
- Board of Directors declared quarterly cash dividend of $0.23 per share

At September 30, 2020	
Total Assets	$15.6 billion
Loans (HFI)	$9.8 billion
PPP Loans	$944.3 million
Total Deposits	$13.2 billion
Banking Centers	187

	Q3-20	Q2-20	Q3-19
Net Income	$54.4 million	$32.2 million	$41.0 million
EPS – Diluted	$0.86	$0.51	$0.64
PTPP Income[1]	$62.9 million	$62.1 million	$49.9 million
ROAA	1.37%	0.83%	1.21%
ROATE[1]	16.82%	10.32%	13.31%
Dividends / Share	$0.23	$0.23	$0.23
TCE/TA[1]	8.68%	8.37%	9.53%

Source: Company reports
(1) See Non-GAAP financial measures on pages 25-26

Trustmark

6

Loans Held for Investment (LHFI) Portfolio Focused on profitable, credit-disciplined loan growth Source: Company reports (1) Percentages may not sum to 100% due to rounding. (2) During Q1-20, Trustmark reclassified $72.6 million of acquired loans to loans held for investment with the adoption of FASB ASC Topic 326. Reflects change excluding acquired loan reclass. Dollar Change: $112 $160(2) $92 $188 LHFI ($ in millions) Change 9/30/20 LQ Y-o-Y Loans secured by real estate: Const., land dev. and other land loans $ 1,386 $ 109 $ 250 Secured by 1-4 family residential prop. 1,775 (38) (45) Secured by nonfarm, nonresidential prop. 2,708 97 265 Other real estate secured 888 3 219 Commercial and industrial loans 1,398 (15) (93) Consumer loans 161 (1) (16) State and other political subdivision loans 935 4 (43) Other loans 596 29 87 Total LHFI $ 9,848 $ 188 $ 624

Real Estate Secured Loan Portfolio Detail Source: Company reports (1) Multi-Family is included in Other Real Estate Secured Loans in Financials Focus on vertical construction with limited exposure to unimproved land and development Well-diversified product and geographical mix Balanced between non-owner and owner-occupied portfolios Virtually no REIT outstandings ($43 million) CRE Portfolio ($ in millions) As Reported % of CRE Portfolio 9/30/20 Lots, Development and Unimproved Land $ 253 7% 1-4 Family Construction 242 6% Other Construction 891 24% Total Construction, Land Development and Other Land Loans $ 1,386 37% Retail 415 11% Offices 257 7% Hotels/Motels 344 9% Industrial 216 6% Other (including REITs) 353 9% Total Non-owner Occupied & REITs $ 1,585 42% Multi-Family(1) 804 21% Total CRE $ 3,775 100% Owner-Occupied NonFarm, NonResidential ($ in millions) As Reported % of Owner- Occupied Portfolio 9/30/20 Offices $ 181 16% Churches 107 9% Industrial Warehouses 165 14% Health Care 128 11% Convenience Stores 121 10% Nursing Homes/Senior Living 182 16% Other 281 24% Total Owner-Occupied $ 1,165 100%

Commercial Loan Portfolio Detail Source: Company reports Portfolio includes commercial, financial intermediaries, agriculture production and non-profits Well-diversified portfolio with no single category exceeding 13% Small energy book and has never been an area of focused growth Virtually no regulatory defined higher risk commercial and industrial outstanding ($11 million) Commercial Portfolio ($ in millions) As Reported % of Commercial Portfolio 9/30/20 Finance & Insurance $ 256 13% Manufacturing 201 10% Health Care & Social Assistance 200 10% Retail Trade 174 9% Transportation & Warehousing 155 8% Real Estate & Rental & Leasing 152 8% Construction 136 7% Wholesale Trade 109 6% Professional, Scientific & Technical Services 84 4% Arts, Entertainment & Recreation 75 4% Information 45 2% All Other 365 19% Total $ 1,952 100%

COVID-19 Impacted Industries Restaurants $119 million Outstanding $131 million Exposure 337 Loans 1.20% of Portfolio Outstandings 85% Real Estate Secured Full-Service Restaurants - 35% Limited-Service Restaurants – 63% Other – 2% Hotels $380 million Outstanding $442 million Exposure 97 Loans 3.9% of Portfolio Outstandings 99% Real Estate Secured Experienced operators & carries secondary guarantor support 91% operate under a flag 83% operate under Marriott, Hilton, IHG & Hyatt Flags Retail (CRE) $473 million Outstanding $560 million Exposure 330 Loans 4.8% of Portfolio Outstandings 21% of book- stand-alone buildings with strong essential services tenants Additional 2% of book- national grocery store anchored Additional 19% of book-investment grade anchored centers Mall exposure in only one borrower-$5 million outstanding Energy $110 million Outstanding $347 million Exposure 127 Loans 1.11% of Portfolio Outstandings No loans where repayment or underlying security tied to realization of value from energy reserves Higher Risk C&I $11 million Outstanding $14 million Exposure 1 Borrower At September 30, 2020

Strong Consistent History of Credit Risk Management (Loans HFI) Source: Company reports Note: Unless noted otherwise, credit metrics exclude acquired loans, PPP loans and other real estate covered by FDIC loss-share agreement (1) NPAs & NPAs / Total Loans include other real estate TBU: change to four quadrant page showing annual for last 5 years and quarterly for 2020 of ACL / Loans – add ACL / NPLs % as a memo item below chart, NPA and NPL $ as a stacked bar – add NPAs / Assets % as a memo item below chart, NCOs / Loans, stacked bar of criticized and classified loans $ Allowance for Credit Losses / Loans Nonperforming Assets (excl. Acquired Loans) (1) ($ in millions) Net Charge-Offs / Average Loans (excl. Acquired Loans) (%) Criticized & Classified Loans ($ in millions) 122% 145% 114% 129% 158% 190% 238% 226% Allowance / Non-accrual Loans 1.81% 1.38% 1.26% 1.07% 0.86% 0.78% 0.68% 0.68% NPA / Total Loans + OREO (1) $340 (%)

Disciplined CECL Process Allowance for Credit Losses Source: Company reports Note: Does not include allowance for off balance sheet credit exposures ($ in millions) TBU: use prior earnings decks to build bridge from 4Q19 ACL (aka reserves) to 3Q20 Changes in loan portfolio due to loan growth Net charge-offs

Securities Portfolio Available-for-Sale & Held-To-Maturity Securities September 30, 2020 ($ in millions) Net Unrealized Gains (losses) on Available for Sale Securities ($ in millions) TBU: On one half of page make a pie chart showing their securities portfolio – should show % and $ for CLOs, MBS etc. On the other half of the page show last 8 quarters of realized gain / losses on AFS portfolio and add a TBU for the company to provide us with duration info Source: Company reports Total: $2,534 High quality, short duration portfolio provides strong liquidity Modified Duration of 3.1 Years

Core Deposits (%) (1) 70 74 77 77 80 82 84 83 83 86 86 89 89 Brokered Deposits (%) 2 1 1 - - - - - - - - - - Cost of Deposits (%) 0.69 0.48 0.31 0.20 0.16 0.13 0.13 0.21 0.47 0.70 0.52 0.26 0.22 Loans/Deposits (%) 86 78 73 68 71 78 81 83 79 83 83 72 74 Attractive, Low-Cost Deposit Base TBU: change page into annual for last 10 years and quarterly YTD showing stacked bars of the type of deposits, on top of each bar have deposits $bn below the charts add rows for % Core Deposits, % Brokered Deposits, Deposit Cost % and Loans / Deposits %. Show the deposit CAGR on the chart over the time period shown. Deposit Trends ($ in billions) CAGR: 7% Time Savings Interest-Bearing Noninterest-Bearing Source: Company reports (1) Core deposits calculated as total deposits excluding time deposits (2) Excludes PPP loans 11% 33% 26% 30% (2)

Strong Capital Position Source: Company reports (1) See Non-GAAP financial measures on pages 25 -26 Solid capital position reflects consistent profitability, resulting in strong capital return Common Equity Tier 1 Risk-Based Capital Ratio Tier 1 Risk-Based Capital Ratio Total Risk-Based Capital Ratio Tier 1 Leverage Ratio Dividends Per Share TBU: change page into charts annual for last 5 years and quarterly for 2020 CET1% Tier 1% Total RBC % Tier 1 Leverage Below the four quadrants add another chart that takes up horizontal width of page showing annual dividends per share from 2005 to 2019 and quarterly YTD as a line graph show the payout ratio including share repurchases if applicable Tangible Common Equity / Tangible Assets (1)

Net Interest Income Net interest income (FTE), excluding $6.7 million of interest and fees on PPP loans, totaled $102.4 million in the third quarter, resulting in a net interest margin of 3.05%. Including interest and fees on PPP loans, net interest income (FTE) totaled $109.2 million, resulting in a net interest margin of 3.03%. Net interest income (FTE) increased $1.2 million relative to the prior quarter, as a $327 thousand reduction in interest income was more than offset by a $1.5 million reduction in interest expense. Source: Company reports (1) Totals may not foot due to rounding (2) Loan Yield and NIM exclude acquired loans and PPP

Attractive Diversified Fee Income Business Source: Company reports Noninterest income totaled $73.7 million, up 6.0% linked-quarter and up 52.5% year-over-year. Service charges on deposit accounts increased $1.2 million from the prior quarter. Bank card and other fees increased $1.1 million, reflecting higher customer derivative revenue and interchange income. Insurance revenue totaled $11.6 million in the third quarter, a seasonal decline of 2.6% from the prior quarter. Wealth management revenue totaled $7.7 million in the third quarter, in line with the second quarter as increases in brokerage and investment services were offset by a decline in trust management fees. Noninterest Income = 41% of Quarterly Revenue Noninterest Income ($ in millions) Change Q3-20 Q2-20 Y-o-Y Service Charge on Deposit Accounts $ 7.6 $ 1.2 $ (3.5) Bank Card and Other Fees 8.8 1.1 0.5 Mortgage Banking, net 36.4 2.7 28.3 Insurance Commissions 11.6 (0.3) 0.5 Wealth Management 7.7 0.1 0.0 Other, net 1.6 (0.6) (0.4) Total Noninterest Income $ 73.7 $ 4.2 $ 25.4 Mortgage Banking, net 49% Bank Card and Other Fees 12% Service Charges on Deposit Accounts 10% Other, net 2% Wealth Management 10% Insurance Commissions 16%

Appendix

Current Ratings Profile Trustmark Corporation Long-Term Debt BBB BBB+ Short-Term Debt A-2 F2 Outlook Negative Stable Trustmark National Bank Long-Term Debt BBB+ BBB+ Short-Term Debt A-2 F2 Outlook Negative Stable S&P – July 24, 2020 “Our ratings on Trustmark reflect the company's long history of sound asset quality, above-peer regulatory capital ratios, large proportion of noninterest revenues, and focus on organic revenue growth.” “Our capital and earnings assessment reflects Trustmark's positive earnings performance through the last economic cycle and our projection that its RAC ratio will rise back above 10% over the next two years. Trustmark's regulatory capital ratios are at the high end of peers, supported by consistent earnings, while the common stock dividend payout is relatively modest.” Fitch – May 4, 2020 “In affirming TRMK's ratings with a Stable Outlook, Fitch is signaling its view that the bank enters this pandemic and ensuing sharp financial downturn in a position of strength, underpinned by its strong franchise within its operating markets and a conservative risk appetite exhibited by relatively fewer credit losses through various economic cycles. Moreover, TRMK's solid capital and liquidity levels support today's action.” “TRMK has realized a relatively lower level of credit losses compared to peer banks in recent periods despite the company's historically elevated level of nonperforming assets relative to peers.” Source: S&P Global Ratings Report, Fitch Ratings Report

Trustmark Announces Succession Plans The Boards of Directors of Trustmark Corporation and Trustmark National Bank have overseen a thoughtful and deliberate succession planning process to ensure a seamless transition of executive leadership. On October 27, 2020, the Boards announced that: Effective January 1, 2021 Gerard R. Host will become Executive Chairman of Trustmark Corporation and Trustmark National Bank   Duane A. Dewey, President and Chief Operating Officer of Trustmark National Bank, will succeed Mr. Host as President and CEO of Trustmark Corporation and CEO of Trustmark National Bank   Granville Tate, Jr., who serves as Executive Vice President, Chief Risk Officer and General Counsel of Trustmark National Bank, will assume additional responsibilities as the bank’s Chief Administrative Officer effective January 1, 2021. He remains Secretary of the Boards of Directors of Trustmark Corporation and Trustmark National Bank Effective March 1, 2021 Louis E. Greer, Treasurer and Principal Financial Officer of Trustmark Corporation and Chief Financial Officer of Trustmark National Bank, announced that he will retire effective March 1, 2021, following a 33-year career with the organization, including 13 years as CFO   Thomas C. Owens, who has served as Executive Vice President and Bank Treasurer of Trustmark National Bank since 2013, will succeed Mr. Greer as Treasurer and Principal Financial Officer of Trustmark Corporation and Chief Financial Officer of Trustmark National Bank   George T. (“Tom”) Chambers, Jr., who has served as Controller of Trustmark National Bank since 2007, will become Principal Accounting Officer of Trustmark Corporation and Executive Vice President and Chief Accounting Officer of Trustmark National Bank   Maria L. Sugay, who serves as Executive Vice President and Co-Treasurer of Trustmark National Bank, will succeed Mr. Owens as Bank Treasurer; Ms. Sugay, with extensive experience in asset liability and treasury management at larger financial institutions, joined Trustmark in June 2020.

COVID-19 Loan Portfolio Review During the third quarter, Trustmark conducted a review of significantly impacted borrowers who received one or more payment concessions and other borrowers in industries significantly impacted by COVID-19. Collectively, the review included borrowers with $1.8 billion in aggregate outstanding balances. Approximately 80% of borrowers receiving concessions were reviewed. Within the COVID-19 impacted industries, the review included the following: Category ($ in millions) Outstanding Balances Reviewed % of Category Hotels $ 366 96% Restaurants 102 86% Retail CRE 443 94% The review resulted in approximately $156 million of balances being downgraded to a criticized category. Criticized balances in COVID-19 impacted industries are detailed below: Category ($ in millions) Balances Moved to Criticized Hotels $ 68 Restaurants 5 Retail CRE 15 Loans receiving a forbearance resulting from impact of COVID-19 totaled $201 million, or approximately 2% of total loans held for investment, as of September 30, 2020

Paycheck Protection Program (PPP) Source: Company reports (1) Does not include loans that have been funded and paid off at 9/30/20 At September 30, 20201 ($ in millions) Amount SBA Fee # of Loans Balance $50,000 and less 5% 6,576 $ 117.5 $50,000 - $150,000 5% 1,892 162.7 $150,000 and greater 1-5% 1,223 689.9 Gross PPP Loans 9,691 $ 970.0 Unamortized Net Loan Fees (25.7) Carrying Amount of PPP Loans $ 944.3

Income Statement Highlights – Mortgage Banking Source: Company reports Mortgage loan production in the third quarter totaled $885.8 million, an increase of 3.8% from the prior quarter and a 56.5% increase year-over-year Retail production represented 70.2% of volume, or $621.7 million, in the third quarter Gain on sales of loans, net totaled $34.5 million in the third quarter, up $394 thousand from the prior quarter Mortgage banking income, net totaled $36.4 million, up $2.7 million, or 8.0%, from the prior quarter Mortgage Banking Income ($ in millions) Change Q3-20 LQ Y-o-Y Mortgage servicing income, net $ 5.7 $ (0.2) $ 0.1 Change in fair value – MSR from runoff (4.6) (0.4) (1.0) Gain on sales of loans, net 34.5 0.4 24.7 Mortgage banking income, excl. hedge $ 35.6 $ (0.1) $ 23.7 Net hedge ineffectiveness 0.8 2.8 4.5 Mortgage Banking Income, net $ 36.4 $ 2.7 $ 28.3

Income Statement Highlights – Noninterest Expense Source: Company reports (1) Totals may not foot due to rounding (2) See Non-GAAP financial measures on pages 25 -26 Adjusted Noninterest Expense (2) – totaled $114.6 million in the third quarter, up $3.6 million from the prior quarter Salaries and benefits increased $1.2 million linked-quarter, reflecting increases in salaries, commissions, and performance-based incentives Services and fees increased $425 thousand from the prior quarter due to continued investment in technology Net occupancy – premises experienced a normal seasonal increase Other adjusted noninterest expenses increased $1.5 million primarily due to loan expense related to loan volumes and a non-cash charge for the realignment of branch offices Other Noninterest Expense – declined $8.3 million from the prior quarter Credit loss expense related to off-balance sheet credit exposures declined $9.2 million from the prior quarter, reflecting improvement in the macroeconomic factors used to determine the necessary reserves for off-balance sheet exposures Other real estate expense, net increased $932 thousand due to write-downs Noninterest Expense ($ in millions)1 Change Q3-20 % of Total LQ Y-o-Y Salaries & Benefits $ 67.3 59% $ 1.2 $ 4.8 Service & Fees 21.0 18% 0.4 2.2 Net Occupancy – premises 7.0 6% 0.4 0.2 Equipment Expense 5.8 5% 0.2 (0.1) FDIC Assessment Expense 1.4 1% 0.2 0.0 Other Expense 12.1 11% 1.5 2.3 Adjusted Noninterest Expense(2) $ 114.6 101% $ 3.6 $ 9.3 Other Noninterest Expense (0.7) -1% (8.3) (2.2) Total Noninterest Expense $114.0 100% $ (4.7) $ 7.1

Non-GAAP Financial Measures (1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.

Non-GAAP Financial Measures (Continued)